Exhibit 5.0

           Opinion Letter From Elias, Matz, Tiernan & Herrick L.L.P.




























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                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                      -----
TIMOTHY B. MATZ              Telephone:  (202) 347-0300        JEFFREY D. HAAS
                             Facsimile:   (202) 347-2172
                                    WWW.EMTH.COM
STEPHEN M. EGE                                                 KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                             KENNETH B. TABACH
W. MICHAEL HERRICK                                             PATRICIA J. WOHL
GERARD L. HAWKINS                                              JEFFREY R. HOULE
NORMAN B. ANTIN
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL                                             ____________
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON                   December 12, 1997          OF COUNSEL

                                                               ALLIN P. BAXTER
                                                               JACK I. ELIAS
                                                               SHERYL JONES ALU
*NOT ADMITTED IN D.C.                   VIA EDGAR




Board of Directors
Harrington Financial Group, Inc.
722 East Main Street, P.O. Box 968
Richmond, Indiana  47375

        Re:    Registration Statement on Form S-8
               269,700 Shares of Common Stock

Gentlemen:

         We are special counsel to Harrington Financial Group, Inc., an Indiana corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 269,700 shares of common stock, par value $.125 per share ("Common Stock"), to be issued pursuant to the Corporation's 1993 Stock Compensation Program and 1996 Stock Option Plan (collectively, the "Plans") upon the exercise of stock options and, with respect to the 1996 Stock Option Plan, stock appreciation rights (referred to as "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the 1996 Stock Option Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.



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Board of Directors
December 12, 1997
Page 2

        For this purpose, we have reviewed the Registration Statement and related Prospectuses, the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses for the two Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                           By: /s/ Norman B. Antin
                                               -------------------
                                               Norman B. Antin, a Partner